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                                                                    EXHIBIT 99.4

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated August 21, 2000, to the Board of Directors of Western Properties Trust ("Western") as Annex C to the Proxy Statement/Prospectus of Western relating to the merger between Pan Pacific Retail Properties, Inc. ("Pan Pacific") and WPT, Inc. (which will be the successor of Western immediately before the merger) and (ii) all references to DLJ in the sections captioned "SUMMARY-Opinions of Financial Advisors," "THE MERGER-Background of the Merger," "-Western Properties' Reasons for the Merger," and "-Opinion of Financial Advisors to Western Properties." of the joint Proxy Statement/Prospectus of Pan Pacific and Western which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                          DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION


                                          By: /s/ GREG IVANCICH
                                              ----------------------------------
                                                  Greg Ivancich
                                                  Vice President



New York, New York
September 29, 2000